NET ASSET VALUE PRESENTATION AS OF SEPTEMBER 30, 2016 1 Indigo Luxury Apartment Homes Redwood City, CA Indigo Luxury Apartment Homes Redwood City, CA

AIMCO NET ASSET VALUE PRESENTATION 2 GENERAL DISCLOSURES The information provided in this presentation is intended to assist users in estimating Aimco’s Net Asset Value per share. This is not an offer to sell securities and does not constitute legal, tax, investment or other professional advice on any subject matter. Information provided is not all-inclusive and should not be relied upon as being all-inclusive. Net Asset Value is considered useful by some investors in valuing shares in public real estate companies because it seeks to value the assets held by public companies similar to those established in private transactions. This presentation describes a process to calculate Aimco's estimated Net Asset Value per share as of September 30, 2016. This value will fluctuate over time. Aimco's estimated Net Asset Value per share is based upon subjective judgments, assumptions and opinions and includes certain risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; Aimco's ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to its developments and redevelopments; Aimco's ability to meet timelines and budgeted rental rates related to its lease-up properties; and Aimco's ability to meet its obligations under Low Income Housing Tax Credit agreements.

AIMCO NET ASSET VALUE PRESENTATION 3 GENERAL DISCLOSURES (CONTINUED) This Net Asset Value per share information should not be relied upon as representative of the amount a stockholder could expect to receive in a liquidation event, now or in the future. Certain assets are excluded as are certain liabilities such as the taxes and transaction costs associated with a liquidation (see page 7). Aimco's estimated Net Asset Value is based on management's judgments, assumptions and opinions as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. Actual results may differ materially from management's forecasts as of this date and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco's control, including, without limitation: real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs; financing risks, including the availability and cost of capital markets financing; the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; and the risk that our earnings may not be sufficient to maintain compliance with debt covenants; insurance risk, including the cost of insurance; and natural disasters and severe weather such as hurricanes; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect Aimco and interpretations of those regulations; and possible environmental liabilities, including costs, fines or

AIMCO NET ASSET VALUE PRESENTATION 4 GENERAL DISCLOSURES (CONTINUED) penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco's current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on its ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled "Risk Factors" in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2015, and the other documents Aimco files from time to time with the Securities and Exchange Commission.

AIMCO NET ASSET VALUE PRESENTATION 5 VALUATION METHODOLOGY Real Estate - Aimco estimated the value of its communities using methods management believes to be appropriate based on the characteristics of the communities. For valuation purposes, Aimco segregated its portfolio into the following categories: Stabilized Conventional Portfolio; Redevelopment Communities Under Construction; Lease-Up Communities; Communities Scheduled for Sale; Other Conventional Real Estate; and Affordable Portfolio. Communities in these categories were valued as follows: • Stabilized Conventional Portfolio - valued using a direct capitalization rate ("cap rate") method based on annualized 3Q 2016 property NOI, less a 2% management fee, and market cap rates; • Redevelopment Communities Under Construction and Lease-Up Communities - valued based on discounted projected future cash flows; • Other Conventional Real Estate - includes communities scheduled for sale valued at contract price and certain land investments valued at cost; and • Affordable Portfolio: o Affordable Real Estate - valued using a direct capitalization rate ("cap rate") method based on annualized 3Q 2016 property NOI, less a 2% management fee, and market cap rates; o Affordable Asset Management Portfolio - discounted value of future cash flows to be distributed to Aimco pursuant to various fee agreements and loan documents.

AIMCO NET ASSET VALUE PRESENTATION 6 VALUATION METHODOLOGY (CONTINUED) Other Tangible Assets - consist of cash, restricted cash, accounts receivable and other assets for which Aimco reasonably expects to receive cash through the normal course of operations or another future event. Debt - the fair value of Aimco's debt has been calculated based on the Money-Weighted Average interest rate on its debt, which rate takes into account the timing of amortization and maturities, and a market rate that takes into account the duration of the property debt as well as its loan-to-value and coverage. Other Tangible Liabilities - consist of accounts payable, accrued liabilities and other tangible liabilities Aimco reasonably expects to settle in cash through the normal course of operations or another future event. Preferred Equity - the fair value of Aimco's preferred equity includes a mark-to-market adjustment for listed securities based on their closing share price on September 30, 2016.

AIMCO NET ASSET VALUE PRESENTATION 7 VALUATION METHODOLOGY (CONTINUED) Other Items of Note • Real estate values are based on Aimco's current uses and do not include the value of unused or underused land or air rights. • Real estate values do not take into consideration transaction costs or other items such as real estate tax adjustments that may impact the value a buyer might ascribe to Aimco's communities. • This calculation of Aimco’s Net Asset Value does not include the impact of planned or completed transactions subsequent to September 30, 2016. • This calculation of Aimco’s Net Asset Value does not include the value of fee income such as property management revenues, or non-recurring investment management revenues. • This calculation of Aimco’s Net Asset Value does not consider enterprise or going concern value. • Additional details of Aimco's calculations and methodologies are included on the following pages.

AIMCO NET ASSET VALUE September 30, 2016 Estimated Net Asset Value: $52 per share* 8 $75 $1 -$24 Fair Value of Real Estate Fair Value of Other Tangible Assets, Liabilities and Preferred Equity, Net Cash and restricted cash + Other tangible assets + Affordable Asset Management Portfolio - Other tangible liabilities - Fair value of preferred equity Fair Value of Debt Carrying value of debt + Mark-to-market adjustment Fair Value of Real Estate: International Financial Reporting Standards ("IFRS") permit measurement of investment property at fair value. While AIMCO does not report under IFRS, it believes the estimation of the fair value of real estate provided herein is determined consistently with IFRS requirements for investment properties. * Refer to additional details and disclosures beginning on page 10.

AIMCO NET ASSET VALUE September 30, 2016 Estimated Fair Value of Real Estate: $75 per share* 9 * Refer to additional details and disclosures beginning on page 10. Redevelopment Portfolio Cash flows discounted from property stabilization to September 30, 2016. Lease-Up Portfolio Cash flows discounted from property stabilization to September 30, 2016. Stabilized Conventional Portfolio Annualized 3Q 2016 NOI Less: Management fee of 2% of revenue Divided By: NOI cap rate of 5.0% Other Real Estate Portfolio Sale Communities and Other Investments ($282M): Communities sold or under contract for sale, valued at the sales or contract price; and land assets valued at cost. Affordable Real Estate ($364M): Affordable communities valued using a direct cap rate method. $7 $4 $4 $60

AIMCO NET ASSET VALUE BUILD-UP 10 Fair Value of Real Estate as of September 30, 2016 ($M) Refer to Footnotes beginning on page 13. Stabilized Conventional Portfolio Annualized 3Q 2016 NOI, management fee of 2% of revenue 497$ (1) NOI cap rate 5.0% (2) Stabilized Conventional Portfolio Value 9,854$ Non-Stabilized Conventional Portfolio Redevelopment communities under construction 1,098$ (3) Lease-up communities 743 (4) Communities scheduled for sale and other investments 282 (5) Non-Stabilized Conventional Portfolio Value 2,123$ Affordable Real Estate Annualized 3Q 2016 NOI, management fee of 2% of revenue 20 NOI cap rate 5.5% Affordable Core Portfolio Value 364 (6) Fair Value of Real Estate 12,341$

AIMCO NET ASSET VALUE BUILD-UP

Fair Value of Other Assets, Debt and Other Liabilities as of September 30, 2016 ($M)

	Consolidated Amounts as Reported	Ownership Adjustments (7)	Affordable Asset Management Portfolio (8)	Fair Value Adjustments	Adjusted Amounts	
Other Tangible Assets						
Cash and cash equivalents	$ 48	$ (2)	$ (14)	$ -	$ 32	
Restricted cash	110	-	(32)	-	78	
Investment in unconsolidated real estate partnerships	15	(15)	-	-	-	
Goodwill	39	-	-	(39)	-	(9)
Other tangible assets	275	(39)	(11)	-	225	
Assets held for sale	51	-	-	(51)	-	
Affordable Asset Management Portfolio	-	-	-	211	211	(8)
Fair Value of Other Tangible Assets	**$ 538**	**$ (56)**	**$ (57)**	**$ 121**	**$ 546**	
Other Tangible Liabilities						
Deferred income	$ 46	$ (0)	$ (21)	$ (25)	$ 0	(10)
Other tangible liabilities	260	(47)	(19)	-	194	
Liabilities related to assets held for sale	1	-	-	-	1	
Fair Value of Other Tangible Liabilities	**$ 307**	**$ (47)**	**$ (40)**	**$ (25)**	**$ 195**	
Preferred Equity						
Preferred noncontrolling interests in Aimco Operating Partnership	$ 103	$ -	$ -	$ -	$ 103	
Perpetual preferred stock	125	-	-	14	139	(11)
Fair Value of Preferred Equity	**$ 228**	**$ -**	**$ -**	**$ 14**	**$ 242**	
Fair Value Other Tangible Assets and Liabilities, Net & Preferred Equity	**$ 3**	**$ (9)**	**$ (17)**	**$ 132**	**$ 109**	
Debt						
Non-recourse property debt	$ 3,783	$ (138)	$ (259)	$ 170	$ 3,556	(12)
Revolving credit facility borrowings	295	-	-	-	295	
Fair Value of Debt	**$ 4,078**	**$ (138)**	**$ (259)**	**$ 170**	**$ 3,851**	

Refer to Footnotes beginning on page 13.

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AIMCO NET ASSET VALUE BUILD-UP 12 Net Asset Value as of September 30, 2016 ($M, except per share amounts) Refer to Footnotes beginning on page 13. Fair Value of Real Estate 12,341$ Fair Value of Other Tangible Assets, Liabilities and Preferred Equity , Net 109 Fair Value of Debt (3,851) Net Asset Value 8,599$ Total Shares, Units and Dilutive Share Equivalents Outstanding 165 (13) Net Asset Value per Share 52$

AIMCO NET ASSET VALUE DISCLOSURES

Footnotes

1. Represents Stabilized Conventional Portfolio Property NOI for the three months ended September 30, 2016, annualized, and adjusted for an assumed property management fee. Market management fees range between 1.5% and 3.0% with larger, higher quality portfolios at the lower end of that range. For the purposes of this calculation of Net Asset Value, Aimco has assumed a 2% management fee. Annualization of Property Net Operating income is consistent with Aimco's experience of seasonality of earnings quarter-to-quarter. During the last six years, Aimco's Conventional Same Store NOI has been distributed as follows: 1Q 24.1%; 2Q 24.8%; 3Q 25.1%; 4Q 26.0%. For the purposes of this calculation of Net Asset Value, 3Q 2016 NOI is multiplied by four.

	Three Months Ended September 30, 2016				
Stabilized Conventional Portfolio NOI ($000s)	**Consolidated Amounts as Reported**	**Ownership Adjustments (8)**	**Adjustments**		**Adjusted Amounts**
Rental and other property revenues					
Conventional Same Store	$ 169,929	$ (4,709)	$ -		$ 165,220
Conventional Redevelopment and Development	28,723	(2,299)	(15,946)	a	10,478
Conventional Acquisitions	2,616	-	(1,740)	b	876
Other Conventional	11,931	564	(2,392)	c	10,103
Total rental and other property revenues	213,199	(6,444)	(20,078)		186,677
Less: Direct property operating expenses					
Conventional Same Store	(53,129)	1,529	-		(51,600)
Conventional Redevelopment and Development	(10,254)	740	7,011	a	(2,503)
Conventional Acquisitions	(1,663)	-	1,193	b	(470)
Other Conventional	(5,313)	(130)	1,273	c	(4,170)
Total property operating expenses	(70,359)	2,139	9,477		(58,743)
Property Net Operating Income	$ 142,840	$ (4,305)	$ (10,601)		$ 127,934
Less: Assumed property management fee of 2% of revenue	(4,264)	129	402		(3,734)
Property Net Operating Income after 2% management fee	$ 138,576	$ (4,176)	$ (10,199)		$ 124,200
Annualized Property Net Operating Income	**$ 554,304**	**$ (16,704)**	**$ (40,798)**		**$ 496,802**

Refer to the following pages for explanation of adjustments for purposes of computing Stabilized Conventional Property NOI.

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AIMCO NET ASSET VALUE DISCLOSURES 14 Footnotes (continued) 1. (continued) a. Represents revenues and expenses related to five redevelopment communities currently under construction: Park Towne Place and The Sterling, both located in Center City Philadelphia, Pennsylvania; Saybrook Pointe, located in San Jose, California; Palazzo at Park La Brea, located in Los Angeles, California; and Yorktown Apartments located in Lombard, Illinois. Also included in these adjustments are revenues and expenses related to two lease-up communities: One Canal, located in Boston, Massachusetts; and Vivo, located in Cambridge, Massachusetts. For the purposes of this Net Asset Value calculation, Park Towne Place, The Sterling, Saybrook Pointe, Palazzo at Park La Brea, and Yorktown Apartments are included in the value of Aimco's Redevelopment Communities Under Construction, and One Canal and Vivo are included in Aimco's Lease-Up Communities. Such communities are valued based on discounted cash flows as described in notes 3 and 4 on page 17. After excluding the results related to the communities described above, Stabilized Conventional NOI related to redevelopment and development communities represents the results of operations from three occupancy stabilized communities: Lincoln Place, located in Venice, California; Preserve at Marin, located in Corte Madera, California; and Ocean House on Prospect, located in La Jolla, California. b. Represents revenues and expenses related to two acquisition communities, Axiom, located in Cambridge, Massachusetts, which Aimco acquired in April 2015, and Indigo, located in Redwood City, California, which Aimco purchased in August 2016. Axiom and Indigo are valued based on discounted cash flows as described in note 4 on page 17 and for the purposes of this Net Asset Value calculation, are included in Aimco's Lease-Up Communities. After excluding the results related to the communities described above, Stabilized Conventional NOI related to acquisition communities represents the results of operations from one occupancy stabilized community in Atlanta, Georgia.

AIMCO NET ASSET VALUE DISCLOSURES 15 Footnotes (continued) 1. (continued) c. Represents revenue and expenses related primarily to Aimco's investment in land and non-multifamily real estate operations in La Jolla, California; and Aimco's investment in vacant land contiguous to its Preserve at Marin community located in Corte Madera, California. These investments are valued at Aimco's cost. After excluding the results related to the communities described above, Stabilized NOI related to other conventional communities represents the results of operations from Aimco’s non-same store New York portfolio, three senior housing communities, four communities in La Jolla, California not operated, nor wholly-owned, by Aimco, and one community in California that experienced a casualty event in 1Q 2016. 2. Represents Aimco's estimated current NOI cap rate for its Stabilized Conventional Portfolio, which was calculated by Aimco on a property-by-property basis, based primarily on information published by CBRE in its 1H 2016 Cap Rate Survey. CBRE is a nationally recognized provider of real estate data. Such Survey includes ranges of current cap rates based on the following community characteristics: market in which the community is located; infill or suburban location within the market; property quality grade; and whether the community is stabilized or value-add. In estimating the appropriate current cap rate for its Stabilized Conventional Portfolio, Aimco categorized communities in the portfolio using the framework described above and, using its judgment and detailed knowledge of each community’s condition and location, other than the exceptions noted below, Aimco selected an appropriate current cap rate from within the range provided in CBRE's Cap Rate Survey. The results of this analysis are detailed on the following page.

AIMCO NET ASSET VALUE DISCLOSURES

Footnotes (continued)

2. (continued)

3Q 2016 Stabilized Conventional Portfolio

	Properties	Apartment Homes	Portfolio Age	Average Revenue per Apartment Home	Average Rent as a Percentage of Market Average	Quality Grade	Range of CBRE Cap Rates for Aimco's Portfolio		Aimco Selected Cap Rate	
							Low	High		
Atlanta	5	817	19	$ 1,737	164%	A	5.0%	5.5%	5.3%	
Boston	12	4,173	42	$ 1,637	72%	C+	6.2%	6.7%	6.4%	
Chicago	9	2,882	21	$ 1,693	125%	B	5.2%	5.5%	5.7%	a
Bay Area	10	1,845	22	$ 2,871	115%	B	4.1%	4.6%	4.2%	
Denver	8	2,065	21	$ 1,635	130%	A	4.9%	5.5%	5.2%	
Greater DC	13	5,325	48	$ 1,599	88%	C+	5.7%	6.4%	6.0%	
Los Angeles	13	4,022	11	$ 2,681	153%	A	3.8%	4.3%	4.1%	
Miami	5	2,604	23	$ 2,308	160%	A	4.2%	4.7%	4.3%	
New York	18	1,040	84	$ 3,328	105%	B	4.4%	5.1%	4.3%	b
Philadelphia	3	1,320	34	$ 1,722	126%	B	5.1%	5.8%	5.7%	
San Diego	12	2,423	26	$ 1,850	104%	B	4.9%	5.4%	5.6%	a
Seattle	2	239	2	$ 2,274	138%	A	4.5%	5.0%	4.6%	
Target	**110**	**28,755**	**28**	**$ 2,000**	**113%**	**B**	**4.7%**	**5.2%**	**5.0%**	
Baltimore	2	376	36	$ 1,451	113%	B	5.4%	5.8%	5.7%	
Nashville	3	764	23	$ 1,465	137%	A	6.0%	6.3%	6.3%	
Norfolk - Richmond	5	1,487	26	$ 1,164	106%	B	6.2%	6.8%	6.6%	
Other Markets	5	2,862	26	$ 1,876	116%	B	4.7%	5.3%	5.4%	a
Non-Target	**15**	**5,489**	**35**	**$ 1,605**	**116%**	**B**	**5.4%**	**5.9%**	**6.1%**	
Total/Weighted Average	**125**	**34,244**	**28**	**$ 1,936**	**113%**	**B**	**4.7%**	**5.3%**	**5.0%**	

a. Based on the quality of its communities and locations within the market, Aimco estimates the current NOI cap rates for its Chicago, San Diego, and Other Markets portfolios are slightly higher than the high end of the range of cap rates that is indicated by the results of Aimco's analysis using the CBRE Cap Rate Survey.

b. Aimco estimates the current NOI cap rates for its communities located in New York City are on average 10 basis points lower than the low end of the range of cap rates that is indicated by the results of Aimco's analysis using the CBRE Cap Rate Survey. Aimco believes this lower cap rate is appropriate because the Survey reflects cap rates for the New York City metro area while Aimco's portfolio is concentrated in Manhattan, where today cap rates are lower.

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AIMCO NET ASSET VALUE DISCLOSURES 17 Footnotes (continued) 3. Represents the value of five communities currently under redevelopment: Park Towne Place and The Sterling, both located in Center City Philadelphia, Pennsylvania; Saybrook Pointe, located in San Jose, California; Palazzo at Park La Brea, located in Los Angeles, California; and Yorktown Apartments located in Lombard, Illinois. Such communities are valued based on discounted cash flows using the following assumptions: a. Revenues: based on in-place rents, projected submarket rent growth to community stabilization based on the average of projections published by REIS and AXIOmetrics, and the impacts of redevelopment. b. Expenses: estimated operating costs adjusted for inflation as projected by Moody's Economy.com; management fee equal to 2% of projected revenue. c. Cost to complete construction: based on current estimates. Please see Supplemental Schedule 10 to Aimco's 3Q 2016 Earnings Release for additional information and descriptions of these redevelopments. d. Terminal value: based on current market cap rate plus 5 basis points per year from September 30, 2016, to property stabilization. e. Sales cost: 2% of terminal value. f. Discount rate: 3.80% - 8.25% depending on construction and lease-up progress at September 30, 2016. 4. Represents the value of four communities currently in lease-up: Axiom and Vivo, both located in Cambridge, Massachusetts; One Canal located in Boston, Massachusetts; and Indigo located in Redwood City, California. Communities are valued based on discounted cash flows using the same assumptions described in note 3 above for redevelopment communities under construction and a discount rate of 7.0%.

AIMCO NET ASSET VALUE DISCLOSURES 18 5. Represents the expected sales price of Aimco's three Vinings Mountain communities located in Atlanta, Georgia and Village of Pennbrook located in Levittown, Pennsylvania, which are expected to close in December 2016; as well as certain land and non-multifamily real estate. 6. Represents the value of Aimco's portfolio of Affordable communities classified as real estate for this NAV presentation: the Hunters Point communities (All Hallows, Bayview, LaSalle, and Shoreview located in San Francisco, California) and two Affordable communities included in our sales plan (University Square in Philadelphia, Pennsylvania and Wah Luck House in Washington, D.C.) 7. Represents adjustments to reflect Aimco’s share of the financial information of unconsolidated real estate partnerships and to exclude the non-controlling interest partners’ share of the financial information of consolidated real estate partnerships. These amounts may be calculated by using information found in supplemental schedules 2 and 4 in the 3Q 2016 Earnings Release that can be found on Aimco’s website. This information is not, nor is it intended to be, a presentation in accordance with GAAP. Please refer to the Glossary and Reconciliations of Non-GAAP Financial and Operating Measures for further information about Aimco Proportionate Financial Information, including why Aimco believes it benefits users of Aimco’s financial information. 8. Aimco’s Affordable Asset Management Portfolio represents Aimco’s investment in various low-income housing tax credit entities consolidated for GAAP where Aimco expects to receive the majority of operating cash as well as a significant portion of the residual cash in payment of various fees and loans under the governing contracts. The other tangible assets, other tangible liabilities and debt amounts for these entities included in the consolidated balance sheet have been removed as they are factored into Aimco’s estimate of the future cash flows from this portfolio. The Affordable Asset Management Portfolio is valued at the discounted future cash flows expected to be distributed to Aimco pursuant to the governing contracts. Footnotes (continued)

AIMCO NET ASSET VALUE DISCLOSURES 19 9. For the purposes of this Net Asset Value calculation, no realizable value has been assigned to intangible assets. 10. Deferred income includes cash received by Aimco in prior periods required under GAAP to be deferred upon receipt and recognized in income in future periods as Aimco performs certain responsibilities under tax credit agreements. Deferred income also includes below market lease liabilities related to rent-controlled or rent-stabilized apartment homes, which were recognized under GAAP in connection with purchase of the related apartment communities. For the purposes of this Net Asset Value calculation, Deferred Income is excluded. 11. Represents the fair value of Aimco's preferred stock, which is estimated by Aimco as the closing stock price on September 30, 2016, less accrued dividends. Such accrued dividends are assumed to be accounted for in the closing stock price and these amounts are also included on Aimco's balance sheet in accrued liabilities. As such, an adjustment is made to the value of Aimco's preferred stock so as not to overstate the fair value of Aimco's liabilities and preferred stock on a combined basis. 12. Represents the carrying value of Aimco's non-recourse property debt, adjusted for the mark-to-market liability on Aimco's fixed-rate property debt as of September 30, 2016. Such mark-to-market has been computed by Aimco using a Money-Weighted Average Interest Rate of 4.45% on Aimco's fixed rate property debt, which rate takes into account the timing of amortization and maturities, and a market rate of 3.44%, which rate takes into account the duration and loan-to-value of the property debt. Refer to Supplemental Schedule 5 to Aimco's 3Q 2016 Earnings Release for additional information regarding Aimco's leverage in general and property debt specifically, and a reconciliation of Aimco’s computation of net leverage amounts to the most comparable GAAP amounts. 13. Represents total shares of Aimco common stock, common partnership units of the Aimco Operating Partnership held by entities other than Aimco, and potential dilutive share equivalents outstanding, which information may be found in Supplemental Schedule 5 to Aimco's 3Q 2016 Earnings Release. Footnotes (continued)

DEFINITIONS 20 AIMCO OPERATING PARTNERSHIP (OP): AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco's UPREIT structure. Aimco owns approximately 95% of the common partnership units of the Aimco OP. MONEY-WEIGHTED AVERAGE INTEREST RATE: Money-Weighted Average Interest Rate represents the weighted average interest rate on Aimco's fixed and floating rate property debt, which takes into account the timing of amortization and maturities. This rate is calculated by Aimco based on the unpaid principal balances as of September 30, 2016, and all contractual debt service payments associated with each of its fixed and floating rate property loans. The Money-Weighted Average Interest Rate can be compared to market interest rates for comparable durations and loan-to-value to estimate the difference between the book value of Aimco's fixed and floating rate property debt and the market value of such debt. PORTFOLIO QUALITY RATINGS: Aimco measures portfolio quality based on apartment community rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines portfolio quality as follows: "A" quality properties are those with rents greater than 125% of the local market average; "B" quality properties are those with rents between 90% and 125% of the local market average; "C+" quality properties are those with rents greater than $1,100 per month but lower than 90% of the local market average; and "C" quality assets are those with rents less than $1,100 per month and lower than 90% of the local market average. Definitions